UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the Company) held its Annual Meeting of Shareholders on April 28, 2016.  The following is a summary of the matters voted on at the meeting:

(a)  The results of the voting for the election of three directors in Class III to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
W. Norman Smith	19,611,531	86,889	2,560,648
William B. Sansom	19,125,050	573,370	2,560,648
Benjamin G. Brock	19,611,919	86,501	2,560,648

    (b)  The results of the voting on a non-binding resolution to approve the compensation of the Company's executive officers were as follows:
Votes For	Votes Against	Abstain	Broker Non-Votes
19,597,009	58,962	42,449	2,560,648

 (c)  The results of the voting to re-approve the material terms of performance goals for qualified performance-based awards under the Astec Industries, Inc. 2011 Incentive Plan were as follows:

Votes For	Votes Against	Abstain
19,392,290	265,641	40,489

    (d)  The results of the voting for the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2016 were as follows:

Votes For	Votes Against	Abstain
22,191,068	10,989	57,011

Item 8.01.  Other Events
On April 28, 2016, the Board of Directors of Astec Industries, Inc. (the "Company") declared a quarterly cash dividend of ten cents ($0.10) per share of Company common stock to be paid on or after May 27, 2016 to the Company's common shareholders of record as of May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016	ASTEC INDUSTRIES, INC.
By: Davic C. Silvious David C. Silvious Chief Financial Officer and Treasurer (Principal Financial Officer)